EXHIBIT 10

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                            STOCK PURCHASE AGREEMENT

                                  By and among

                  BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN,

                               COBALT CORPORATION,

                                       and

                      AMERICAN MEDICAL SECURITY GROUP, INC.





                           Dated as of March 19, 2002



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                  STOCK PURCHASE AGREEMENT, dated as of March 19, 2002 (the
"Agreement"), by and among Cobalt Corporation, a Wisconsin corporation (the "Seller's Parent"), Blue Cross & Blue Shield United of Wisconsin, a Wisconsin corporation and a wholly-owned subsidiary of Seller's Parent (the "Seller" and, together with the Seller's Parent, the "Seller Group"), and American Medical Security Group, Inc., a Wisconsin corporation (the "Company").

                  This Agreement sets forth the terms and conditions pursuant to which the Seller shall sell to the Company, and the Company shall purchase from the Seller, an aggregate of 1,400,000 shares of common stock, without par value, of the Company owned by the Seller. The common stock, without par value, of the Company is referred to herein as the "Common Stock". As used in this Agreement, the term "Shares" shall mean the 1,400,000 shares of the Common Stock owned by the Seller to be sold to the Company pursuant to the terms hereof, and the term "Share" shall mean one of the Shares, and the term "Additional Shares" shall mean any shares of the Common Stock (other than the Shares) beneficially owned as of the date of this Agreement by the Seller Group together with any shares of the Common Stock or other voting securities which may be issued and beneficially owned by the Seller Group in respect of such shares of the Common Stock in connection with any stock-split, stock dividend, distribution of any securities, reclassification, recapitalization or other similar transaction of the Company.

                  In consideration of the mutual agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                         SALE AND PURCHASE OF THE SHARES

                  1.01 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, and in reliance on the other party's representations,

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warranties, agreements and covenants contained herein, at the closing of the repurchase of the Shares by the Company, as contemplated by this Agreement (the "Closing"), the Seller agrees to sell, transfer and deliver to the Company, and the Company agrees to purchase from the Seller, the Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances of whatever nature affecting the Shares (collectively, "Liens").

                  1.02 CONSIDERATION. Subject to the terms and conditions of this Agreement, and in reliance on the Seller Group's representations, warranties, agreements and covenants contained herein, and in consideration of the sale, transfer and delivery of the Shares as provided for herein and of the covenants of the Seller Group set forth in Article IV hereof, at the Closing, the Company shall deliver to the Seller, in full payment therefor, a purchase price of U.S. $13.00 per Share, or an aggregate of U.S. $18,200,000 for all of such Shares, payable by wire transfer of immediately available funds to an account designated in writing by the Seller at least two business days prior to the Closing Date (as defined below).

                                   ARTICLE II

                                   THE CLOSING

                  2.01 DATE AND PLACE. Subject to the satisfaction or waiver of all of the conditions to the Closing set forth in Article VII of this Agreement, the Closing shall take place at the offices of Foley & Lardner, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, as promptly as practicable after the satisfaction or waiver (by the party entitled to waive the condition) of all of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver of all such conditions at the time of the Closing), unless another date and/or place is agreed to in writing by the parties hereto (the "Closing Date").

                  2.02 DELIVERIES AT THE CLOSING. At the Closing, the Seller shall deliver to the Company stock certificates representing all of the Shares, duly endorsed or accompanied by stock powers relating to such Shares duly executed in blank with appropriate transfer stamps, if any, affixed, with documentations satisfactory to the Company evidencing the transfer of good and valid title to the Shares, free and clear of all Liens, in form acceptable to the Company for transfer on the Company's books. At the Closing, the Company shall deliver to the Seller the cash payment provided for in Section 1.02 hereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP. The Seller and Seller's Parent hereby jointly and severally represent and warrant to the Company as follows:

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                     (a) Each of the Seller and Seller's Parent is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has filed its most recent required annual report and has not filed articles of dissolution. Each of the Seller and the Seller's Parent has the full corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

                     (b) This Agreement has been duly and validly authorized, executed and delivered by each of the Seller and the Seller's Parent, and constitutes a valid and binding obligation of each of the Seller and the Seller's Parent, enforceable in accordance with its terms.

                     (c) The Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver the Shares to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by each of the Seller and the Seller's Parent do not require any authorization, consent, waiver, approval, exemption, permit or order of or other action by, or notice or declaration to, or filing with, any governmental agency or organization, under any law applicable to the Seller or the Seller's Parent, as appropriate, or any of their respective assets, or of, by or with any other Person (as hereinafter defined), except for (i) notification to the Office of the Commissioner of Insurance of the State of Wisconsin with respect to the repurchase of the Shares by the Company from the Seller, (ii) any filings required to be made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulations promulgated thereunder, and (iii) where the failure to obtain such authorization, consent, waiver, approval, exemption, permit or order or to make such notice or declaration or filing would not adversely affect the ability of the Seller and the Seller's Parent to consummate or perform the transactions contemplated by this Agreement. As used in this Agreement, the term "Person" means an individual, a corporation, a company, a limited liability company, a partnership, a governmental agency or body, an association, a trust or other entity, group, organization or individual.

                     (d) The Seller has good and valid title to the Shares, free and clear of all Liens. Upon consummation of the transactions contemplated hereby, the Seller shall deliver to the Company good and valid title to the Shares, free and clear of all Liens.

                     (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, in each case with or without the giving of notice or the lapse of time or both, (i) violate or

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conflict with any term or provision of the articles of incorporation or by-laws of the Seller or Seller's Parent, (ii) violate or conflict with any statute, law, rule, regulation, order, judgment or decree affecting the Seller or Seller's Parent, (iii) result in the creation of any Lien, liability or obligation upon the Seller, Seller's Parent or the Shares, or (iv) violate or conflict with, constitute a breach or default, or give rise to any right of termination, acceleration of any obligation or amendment under, or require any notice, or result in the loss of material benefit under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Seller or Seller's Parent is a party, by which the Seller or the Seller's Parent is bound or to which any of their respective assets are subject.

                     (f) As of the date hereof, there are no claims pending or, to the knowledge of the Seller Group, threatened which, if adversely determined, could, directly or indirectly, limit or impair the ability of Seller or Seller's Parent to consummate the transactions contemplated by this Agreement. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Seller or Seller's Parent is a party that could limit or impair the ability of the Seller or Seller's Parent to consummate the transactions contemplated by this Agreement.

                  3.02 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Seller Group as follows:

                     (a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has filed its most recent required annual report and has not filed articles of dissolution. The Company has the full corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

                     (b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

                     (c) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Company do not require any authorization, consent, waiver, approval, exemption, permit or order of, or other action by, or notice or declaration to, or filing with (collectively, "Consents"), any governmental agency or organization, under any law applicable to the Company, or any of its assets or of, by or with any other Person, except for (i) the approval of the Office of the Commissioner of Insurance of the State of Wisconsin approving the extraordinary cash dividends

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to be declared and paid by subsidiaries of the Company to the Company to fund the payment to be made by the Company pursuant to Section 1.02 of this Agreement (the "Insurance Regulatory Approval"), (ii) any filings required to be made under the Exchange Act, or any regulations promulgated thereunder, (iii) any Consents required under the Credit Agreement, dated as of March 24, 2000, among the Company, LaSalle Bank National Association and the other Lenders (as amended, the "Credit Agreement"), and (iv) where the failure to obtain such Consent would not adversely effect the ability of the Company to consummate or perform the transactions contemplated by this Agreement.

                     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, in each case with or without the giving of notice or the lapse of time or both, (i) violate or conflict with any term or provision of the articles of incorporation or by-laws of the Company, (ii) violate or conflict with any statute, law, rule, regulation, order, judgment or decree affecting the Company, (iii) result in the creation of any Lien, liability or obligation upon the Company, or (iv) violate or conflict with, constitute a breach or default, or give rise to any right of termination, acceleration of any obligation or amendment under, or require any notice, or result in the loss of material benefit under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party, by which the Company is bound or to which any of its assets are subject.

                     (e) The Company has received an opinion of Banc of America Securities LLC, financial advisor to the Company, to the effect that, as of the date hereof, the consideration to be paid by the Company pursuant to Section
1.02 hereof is fair from a financial point of view to the Company and shareholders of the Company (other than Seller's Parent and its subsidiaries).

                     (f) As of the date hereof, there are no claims pending or, to the knowledge of the Company, threatened which, if adversely determined, could, directly or indirectly, limit or impair the ability of the Company to consummate the transactions contemplated by this Agreement. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party that could limit or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

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                                   ARTICLE IV

                          COVENANTS OF THE SELLER GROUP

                  4.01 CERTAIN RESTRICTIONS. Subject to Section 4.06 hereof, each of the Seller and the Seller's Parent jointly and severally covenants and agrees with the Company that, for so long as the Seller Group shall have, at least one Seller-Nominated Director on the Board of Directors of the Company pursuant to Section 6.01 hereof, it shall not, and shall cause its respective directors, officers, affiliates and, on its behalf, representatives, agents and advisors not to, whether individually or as part of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act), directly or indirectly:

                     (a) purchase, offer to purchase or otherwise acquire or offer or agree to acquire any shares of the Common Stock or other securities of the Company which are entitled to vote generally for the election of directors, or any securities which are convertible or exchangeable into or exercisable for any securities of the Company which are entitled to vote generally for the election of directors (the Common Stock, together with such other securities, are referred to herein as "Voting Securities");

                     (b) (i) (x) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission ("SEC") as in effect on the date hereof) of proxies or consents, (y) seek to advise, encourage or influence any Person with respect to the voting (either at a meeting or by written consent) of any Voting Securities, or (z) initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the SEC as in effect on the date hereof) shareholders of the Company, in each case for (A) the election of Persons to the Board of Directors or (B) the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or (ii) induce or attempt to induce any other Person to initiate any such solicitation for the election of Persons to the Board of Directors or the approval of shareholder proposals or otherwise communicate with the Company's shareholders pursuant to Rule 14a-2(a) or (b) under the Exchange Act; provided, however, that, subject only to Section 4.02 hereof, nothing in this Section 4.01(b) shall prohibit or otherwise limit the Seller Group's ability to vote its Additional Shares in connection with any solicitation by or on behalf of the Board of Directors of the Company; and provided, further, that, notwithstanding any other provision in this Agreement, the provisions of this Section 4.01(b) with respect to the election of Persons to the Board of Directors shall terminate upon the later to occur of (i) December 31, 2003 and (ii) the date upon which the Seller Group shall no longer have any Seller-Nominated Directors on the Board of Directors of the Company pursuant to Section 6.01 hereof;

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                     (c) without the prior consent of the Company, seek,
propose, or make any statement that is critical of management of the Company or reasonably likely to be publicly disclosed with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, restructuring, recapitalization, change in capitalization, change in corporate structure or business or similar transaction or other extraordinary transaction involving the Company or its subsidiaries; provided, however, that nothing in this Agreement shall prohibit or otherwise limit the Seller Group's right to seek or propose the sale of, or sell any of its Additional Shares;

                     (d) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as set forth in this Agreement, other than a voting trust, arrangement or agreement that is not formed for the purpose of taking, and does not result in the taking of, any of the actions prohibited by this Section 4.01;

                     (e) call or seek to have called any meeting of the shareholders of the Company;

                     (f) otherwise act to control or seek to control or influence or seek to influence the management, Board of Directors or policies of the Company, other than as provided in Section 6.01 hereof or make any statement that is critical of any of the Persons nominated by the Board of Directors of the Company for election as directors of the Company;

                     (g) seek representation on the Board of Directors of the Company, or seek the removal of any member of such Board or a change in the composition or size of such Board, other than as provided in Section 6.01 hereof; provided, however, that, notwithstanding any other provision in this Agreement, the provisions of this Section 4.01(g) shall terminate upon the later to occur of (i) December 31, 2003 and (ii) the date upon which the Seller Group shall no longer have any Seller-Nominated Directors on the Board of Directors of the Company pursuant to Section 6.01 hereof;

                     (h) make any publicly disclosed proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 4.01), or make any proposal, comment, statement or communication (including, without limitation, any request to amend, waive or terminate any provision of this Agreement other than Section 4.01) in a manner that would require any public disclosure by the Company, the Seller, the Seller's Parent or any other Person,

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or enter into any discussion with any Person (other than the then current directors and officers of the Company), regarding any of the foregoing;

                     (i) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist, encourage or act in concert with, any other Person in connection with any of the foregoing or make any investment in any Person for the purpose of engaging in any of the foregoing, or take any action inconsistent with the foregoing; or

                     (j) make any written request, or any request to the Board of Directors of the Company, written or oral, to amend, waive or terminate any of the foregoing or disclose any request to amend, waive or terminate any of the foregoing to any Person, other than oral disclosure to management of the Company in a manner that would not require any public disclosure by the Company, the Seller, the Seller's Parent or any other Person.

                  4.02 VOTING OF ADDITIONAL SHARES. Subject to Section 4.06 hereof, the Seller Group agrees that, until the date on which the Seller Group shall beneficially own less than 10% of the then issued and outstanding shares of the Common Stock and each of the Seller-Nominated Directors (as hereinafter defined) shall have resigned from the Board and any Committee thereof, all of the Additional Shares beneficially owned by any the Seller Group (a) shall be present, in person or by proxy, at all of the annual and special meetings of shareholders of the Company at which directors will be elected in order to participate in a quorum at such meetings, and (b) shall be voted on the election of directors at any such meeting, and consented to on the election of directors, if submitted to shareholders for action by consent of shareholders without a meeting, in favor of each of the nominees recommended by the Board of Directors of the Company; provided, however, that, notwithstanding the foregoing, (i) the Seller Group may vote Additional Shares as it determines, in its sole discretion, on any matter other than the election of directors and (ii) the Seller Group may vote Additional Shares as it determines, in its sole discretion, at any annual or special meeting of shareholders, and may act by written consent, on the election of directors in the event that the Company shall then be in material breach of its obligations under Section 6.01 hereof.

                  4.03 COOPERATION REGARDING REGULATORY FILINGS. The Seller Group (i) shall file the necessary documentation with the Office of the Commissioner of Insurance of the State of Wisconsin and shall use commercially reasonable efforts to obtain any approval required in connection with the Share repurchase as soon as reasonably practicable following the date of this Agreement and (ii) shall cooperate with the Company in preparing any filings

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made in connection with obtaining the Insurance Regulatory Approval, and in responding to any inquiries of the Office of the Commissioner of Insurance of the State of Wisconsin relating thereto.

                  4.04 COOPERATION REGARDING CONSENTS. Each of the Seller Group shall use commercially reasonable efforts to obtain all Consents of all governmental authorities and all third parties required in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, none of the Seller Group shall have any obligation to pay any fee to any third party (which does not include filing or other fees payable by the Seller Group to governmental authorities) for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents. Each of the Seller Group shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement.

                  4.05 WITHDRAWAL OF NOMINATION NOTICE. The Seller hereby agrees to irrevocably withdraw, concurrently with the execution of this Agreement, the Seller's notice, dated January 28, 2002, of its intent to nominate directors at the Company's next annual meeting of shareholders, by executing and delivering to the Company a withdrawal letter in the form attached hereto as Exhibit A (the "Withdrawal Letter").

                  4.06 SELLER GROUP'S RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, the Seller Group shall have the right, effective at any time after December 31, 2002, upon thirty (30) days' prior written notice to the Company, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 hereof (other than the covenants and agreements in Sections 4.01(b) (with respect to the election of directors) and 4.01(g), which may not be terminated hereunder until after December 31, 2003); provided, however, that, in the event that the Company shall be in material breach of this Agreement, the Seller Group shall have the right, upon thirty
(30) days' prior written notice to the Company, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 hereof at any time after the date hereof (other than the covenants and agreements in Sections 4.01(b) (with respect to the election of directors) and 4.01(g), which may not be terminated hereunder until after December 31, 2003); provided, further, that in the event of any termination pursuant to this Section 4.06, each Seller-Nominated Director then serving as a director on the Company's Board of Directors shall have resigned from the Company's Board of Directors, effective immediately on the date on which such notice is given, pursuant to the Resignation Letter (as hereinafter defined) delivered by such Seller-Nominated Director.

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                                   ARTICLE V

                            COVENANTS OF THE COMPANY

                  5.01 REGULATORY APPROVAL. The Company shall file the necessary documentation with the Office of the Commissioner of Insurance of the State of Wisconsin and shall use commercially reasonable efforts to obtain the Insurance Regulatory Approval as soon as reasonably practicable following the date of this Agreement.

                  5.02 COOPERATION REGARDING CONSENTS. The Company shall use commercially reasonable efforts to obtain all Consents of all governmental authorities and all third parties required in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not have any obligation to pay any fee to any third party (which does not include filing or other fees payable by the Company to governmental authorities) for the purpose of obtaining any Consent or any costs and expenses of any third party resulting from the process of obtaining such Consents. The Company shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement.

                  5.03 RIGHTS AGREEMENT AMENDMENT. If, immediately upon consummation of the Secondary Sale, the Seller Group shall own more than twelve percent (12%) of the then issued and outstanding shares of Common Stock, the Company shall execute an amendment to the Rights Agreement between the Company and Firstar Bank, N.A., dated as of August 9, 2001, as amended (the "Rights Agreement"), substantially in the form attached hereto as Exhibit B (the "Amendment"), which shall provide that the definition of "Acquiring Person" shall be amended to mean any Person beneficially owning such percentage of issued and outstanding shares of Common Stock as is equal to the lesser of (i) 20% of the issued and outstanding shares of Common Stock or (ii) the percentage (rounded up to the nearest whole number) of the then issued and outstanding shares of Common Stock beneficially owned by the Seller Group immediately upon consummation of the Secondary Sale. The Company shall deliver the Amendment to the Rights Agent for execution, together with the certificate required by
Section 27 of the Rights Agreement, and shall use commercially reasonable efforts to take all other actions necessary to effect such amendment. The Seller Group acknowledges and agrees that, to the extent that following consummation of the Secondary Sale, the Seller Group's percentage ownership of Common Stock thereafter decreases, the Company shall have the right from time to time to

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further amend the Rights Agreement to lower the definition of "Acquiring Person"
to the percentage (rounded up to the nearest whole number) of the issued and outstanding shares of Common Stock then beneficially owned by the Seller Group.

                                   ARTICLE VI

                               CERTAIN AGREEMENTS

                  6.01 BOARD REPRESENTATION.

                     (a) Prior to execution of this Agreement, the Board of Directors of the Company (the "Board") has taken all actions necessary to increase the size of the Board to fourteen (14) directors and cause Thomas R. Hefty and Kenneth L. Evason to become directors of the Company, effective immediately following consummation of the purchase and sale of Shares at the Closing, to fill the vacancies created by such increase in size of the Board. Thomas R. Hefty shall be included in the class of directors whose terms expire at the second annual meeting of shareholders following the Closing Date, and Kenneth L. Evason shall be included in the class of directors whose terms expire at the third annual meeting of shareholders following the Closing Date. Each of Thomas R. Hefty and Kenneth L. Evason (or any successor of Thomas R. Hefty or Kenneth L. Evason pursuant to Section 6.01(c) hereof) and each Seller Nominee (as hereinafter defined) elected to the Board pursuant to Section 6.01(b) shall be referred to as a "Seller-Nominated Director" herein.

                     (b) Subject to Section 4.06, for so long as the Seller Group beneficially owns 20% or more of the then outstanding shares of Common Stock, the Seller Group shall be entitled to designate two (2) nominees to the Board, which nominees shall be reasonably acceptable to the Company ("Seller Nominees"), and the Company shall use its best efforts to take all action necessary so that such Seller Nominees shall be nominated for election or re-election to the Board, as the case may be. Subject to Section 4.06, for so long as the Seller Group beneficially owns 10% or more, but less than 20%, of the then issued and outstanding shares of the Common Stock, the Seller Group shall be entitled to designate only one (1) nominee to the Board, which nominee shall be reasonably acceptable to the Company, and the Company shall use its best efforts to take all action necessary so that such Seller Nominee shall be nominated for election or re-election to the Board, as the case may be. If the Seller Group at any time beneficially owns less than 10% of the then issued and outstanding shares of the Common Stock, then the Seller Group shall not be entitled to designate any directors to the Board, and the Seller Group shall cause each of the Seller-Nominated Directors (including any successors pursuant

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to Section 6.01(c)) to immediately resign from the Board and any Committee thereof. The Seller Group shall notify the Company in writing promptly in the event that, at any time, the Seller Group shall (i) own 10% or more, but less than 20%, of the then issued and outstanding shares of Common Stock, and (ii) own less than 10% of the then issued and outstanding shares of Common Stock. In the event that the Company requests the Seller Group to inform the Company of the number of shares of Common Stock then beneficially owned by the Seller Group, the Seller Group shall promptly provide such information to the Company. For purposes of this Section 6.01, Thomas R. Hefty and Kenneth L. Evason shall be deemed "reasonably acceptable to the Company."

                     (c) In the event that any Seller-Nominated Director shall cease to serve as a director as a result of the death, removal or resignation of such Seller-Nominated Director (other than by reason of the fact that the Seller Group no longer has a right to designate any directors to the Board or the fact that the Seller Group is entitled to designated fewer directors to the Board pursuant to Section 6.01(b)), the vacancy created thereby shall be filled by a designee nominated by the Seller Group, which nominee shall be reasonably acceptable to the Company. Upon the appointment of any such nominee to the Board, such nominee shall be a "Seller Nominated Director" hereunder, and all of the provisions of this Section 6.01 shall apply to such nominee, including, without limitation, Section 6.01(e).

                     (d) The Company shall provide the Seller with notice of the estimated mailing date for proxy materials relating to an annual meeting of shareholders at which a Seller Nominee may be considered for election or re-election at least 10 business days prior to such mailing date. The Seller shall provide in a timely manner all information required by Regulation 14A and
Schedule 14A under the Exchange Act with respect to any Seller Nominee.

                     (e) Prior to nomination to the Board, (i) Thomas R. Hefty (and any successor of Thomas R. Hefty pursuant to Section 6.01(b) or (c) hereof) shall execute and deliver to the Company a resignation letter, in the form attached hereto as Exhibit C-1, which shall provide that Thomas R. Hefty (or any successor of Thomas R. Hefty pursuant to Section 6.01(b) or (c) hereof) shall resign effective immediately upon the earlier of (x) the date upon which the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to Section 4.06, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 hereof and (y) the first date that the Seller owns less than 20% of the then issued and outstanding shares of the Common Stock and (ii) Kenneth L. Evason (and any successor of Kenneth L. Evason pursuant to Section 6.01(b) or (c) hereof) shall execute and deliver to the Company a resignation letter, in the form attached hereto as Exhibit C-2, which shall provide that Kenneth L. Evason (or any successor of Kenneth L. Evason pursuant to Section 6.01(b) or (c) hereof) shall resign effective immediately upon the earlier of (x) the date upon which the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to
Section 4.06, to terminate the covenants and agreements set forth in Sections
4.01 and 4.02 hereof and (y) the first date that the Seller owns less than 10% of the then issued and outstanding shares of the Common Stock. Notwithstanding any other provision of this Agreement, from and after the date upon which the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to Section 4.06, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 hereof, the Seller shall no longer have the right to designate any Seller-Nominated Directors pursuant to this Agreement, and the resignation of each Seller-Nominated Director then in office shall become immediately effective on such date.

                     (f) In the event that the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to
Section 4.06, to terminate the covenants and agreements set forth in Sections
4.01 and 4.02 hereof, the provisions of this Section 6.01 shall terminate immediately and shall be of no further force and effect.

                  6.02 PRIVATE PLACEMENT. If, at any time following the date hereof and irrespective of whether the Secondary Sale has been consummated, the Seller chooses to sell any of its Additional Shares pursuant to a private placement to reduce its holdings of the Common Stock, the Company shall cooperate to facilitate such sale at mutually agreed upon terms and conditions, subject to receipt by the Company of a confidentiality agreement, in form and substance reasonably satisfactory to the Company, duly executed by the prospective purchaser in such private placement.

                  6.03 REGISTRATION.

                     (a) Promptly following the date hereof, the Seller and the Company shall cooperate to prepare and file with the SEC a registration statement, including all exhibits and financial statements required to be filed therewith, to effect the registration and sale of at least three million (3,000,000) Additional Shares, with the exact number of Additional Shares to be sold to be as many Additional Shares as the Underwriters (as hereinafter defined) advise may be sold therein (the "Secondary Sale"), and to cause such registration statement to become effective under the Securities Act of 1933, as amended (the "Securities Act") as expeditiously as possible following the date hereof. The Company and the Seller hereby agree to use commercially reasonable efforts to complete the Secondary Sale as promptly as reasonably practicable on commercially reasonable terms, mutually acceptable to the parties, in order to sell as many Additional Shares as the Underwriters advise may be sold therein. The registration of Additional Shares contemplated by this Section 6.01(a) shall be conducted pursuant to the terms and conditions of the Registration Rights

Agreement by and between the Seller and the Company dated as of September 1, 1998 (the "Registration Rights Agreement"), including, without limitation,
Section 1.05 thereof; provided, however, that (i) the engagement of the Underwriters shall be determined pursuant to Section 6.03(b); (ii) payment of expenses incurred in connection with the Secondary Sale shall be determined pursuant to Section 6.03(c); (iii) the registration of Additional Shares contemplated herein shall be considered a registration pursuant to Section 1.02 of the Registration Rights Agreement, and Section 1.02 of the Registration Rights Agreement shall otherwise apply to the registration of Additional Shares contemplated herein; except that, notwithstanding the foregoing, in the event the Secondary Sale is not effected, other than as a result of a breach of this
Section 6.03 by the Seller Group, then the registration of Additional Shares contemplated herein shall not be considered a registration pursuant to Section
1.02 of the Registration Rights Agreement; and (iv) the Company shall not sell securities for its own account in the registration of Additional Shares contemplated herein and shall not permit the sale of any securities other than the Additional Shares in such registration.

                     (b) Seller's Parent shall engage the following lead managing underwriters for the Secondary Sale: CIBC Oppenheimer Corp., Robert W. Baird & Co., Incorporated and one other underwriter reasonably acceptable to the Company (collectively, the "Underwriters").

                     (c) Except for all underwriters' discounts, fees and commissions related to the Secondary Sale, which shall be borne exclusively by the Seller, all reasonable out-of-pocket registration, qualification, legal, printers', extraordinary accounting and other reasonable, out-of-pocket fees and expenses required to be disclosed in connection with the Secondary Sale by Item 511 of Regulation S-K under the Securities Act ("Expenses"), up to an aggregate of U.S. $650,000 of Expenses, shall be borne by the Company; and any Expenses incurred in excess of such U.S. $650,000 amount shall be borne equally by the Company and the Seller.

                     (d) In the event that, prior to the consummation of the Secondary Sale, the Board shall receive an unsolicited bona fide, written offer to acquire all of the outstanding shares of Common Stock at a price, to be paid in cash, in excess of the then current market price of the Common Stock, the Seller Group shall have the right to postpone the Secondary Sale for a period of ten (10) business days in order to give the Board an opportunity to review and evaluate such offer. In the event the Board approves such offer, the Seller Group shall have the right to terminate the Secondary Sale.

                  6.03. PRESS RELEASE. The Company and the Seller's Parent hereby agree to jointly issue, concurrently with the execution of this

Agreement, a mutually acceptable joint press release regarding the transactions contemplated hereby, in substantially the form attached as Exhibit D hereto.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

                  7.01 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SELLER GROUP. The obligations of the Company and the Seller Group to effect the Closing are subject to the satisfaction (or waiver, to the extent permitted by applicable law) at or prior to the Closing of the following conditions:

                     (a) NO INJUNCTIONS; ORDERS. There shall not be in effect any order, writ, judgment, injunction or decree entered by any governmental agency or organization or arbitrator of competent jurisdiction that prohibits or enjoins the transactions contemplated by this Agreement.

                     (b) APPROVALS. All waiting periods shall have expired or have been earlier terminated and all required Consents of governmental authorities of appropriate jurisdiction and of all third parties shall have been obtained, including, without limitation, the Insurance Regulatory Approval and the Consent under the Credit Agreement.

                  7.02 CONDITIONS TO THE OBLIGATIONS TO THE COMPANY. The obligation of the Company to effect the Closing is further subject to the satisfaction (or waiver by the Company, to the extent permitted by applicable law) at or prior to the Closing of the following conditions:

                     (a) REPRESENTATIONS, WARRANTIES AND CONVENANTS. The representations and warranties of the Seller Group contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date, and the covenants and agreements of the Seller Group to be performed at or prior to the Closing shall have been duly performed in all material respects.

                     (b) PENDING LITIGATION. No action shall be pending by any Person (i) seeking to enjoin or prohibit the performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) seeking material damages from the Company as a result of the performance of this Agreement or the consummation of the transactions contemplated hereby.

                     (c) RESIGNATION LETTERS. The Company shall have received resignation letters, in the form of Exhibits C-1 and C-2 hereto, duly executed by Thomas R. Hefty and Kenneth L. Evason, respectively.

                     (d) WITHDRAWAL LETTER. The Company shall have received the Withdrawal Letter, in the form of Exhibit A hereto, duly executed by an authorized officer of Seller.

                  7.03 CONDITIONS TO THE OBLIGATIONS OF THE SELLER GROUP. The obligation of the Seller Group to effect the Closing is further subject to the satisfaction (or waiver by the Seller, to the extent permitted by applicable law) at or prior to the Closing of the following conditions:

                     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date, and the covenants and agreements of the Company to be performed at or prior to the Closing shall have been duly performed in all material respects.

                     (b) PENDING LITIGATION. No action shall be pending by any Person (i) seeking to enjoin or prohibit the performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) seeking material damages from the Seller Group as a result of the performance of this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.01 INDEMNIFICATION.

                     (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, Seller, Seller's Parent, and the Underwriters, and their respective officers and directors, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing Persons (each, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement under which the Additional Shares are registered under the Securities Act in connection with the Secondary Sale contemplated hereby (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement in reliance upon information furnished to the Company by the Seller Group for inclusion therein or the Seller Group's failure to deliver a copy of the registration statement (or prospectus or any amendments or supplements thereto) after the Company has furnished the Seller Group with a sufficient number of copies of the same.

                     (b) INDEMNIFICATION BY THE SELLER GROUP. Seller and Seller's Parent agree to jointly and severally indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the registration statement under which the Additional Shares are registered under the Securities Act in connection with the Secondary Sale contemplated hereby (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made in reliance upon information furnished to the Company by the Seller Group for inclusion therein. In no event shall the liability of the Seller Group be greater in amount than the dollar amount of the proceeds received by the Seller Group under the sale of the Additional Shares in connection with the Secondary Sale contemplated hereby.

                     (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation or which would impose any material obligations on such indemnified party (given against an appropriate cross-release). Except as provided above it is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party orparties unless the employment of more than one counsel has been authorized in writing by the indemnified party or parties.

                     (d) CONTRIBUTION. If for any reason the indemnification provided for in Section 8.01(a) or Section 8.01(b) is unavailable to an indemnified party, other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this
Section 8.01(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 8.01(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Additional Shares in connection with the Secondary Sale contemplated hereby exceeds the amount of any Losses which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.01(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.01(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  8.02 SURVIVAL. All representations, warranties, agreements and covenants made by each of the parties pursuant to this Agreement shall survive the Closing hereunder.

                  8.03 EXPENSES. Except as provided in Section 6.02(c), all fees and expenses incurred by either the Seller or Seller's Parent in connection with this Agreement (including, without limitation, any applicable stock transfer taxes) shall be borne by the Seller Group, and all fees and expenses incurred by the Company in connection with this Agreement shall be borne by the Company.

                  8.04 COMMISSIONS AND FEES. Except as provided in Section 6.02(c), each of the Company, on the one hand, and the Seller and Seller's Parent, on the other hand, represents and warrants that there are no claims for any brokerage commissions, fees or like payments in connection with the transactions contemplated by this Agreement, except that the Company has engaged Banc of America Securities LLC and the Seller and Seller's Parent have engaged Bear, Stearns & Co. Inc., in each case to render financial advisory services in connection with the transactions contemplated hereby, and the Company is solely responsible for all amounts due Banc of America Securities LLC, (including, without limitation, fees, expenses and other amounts related to the fairness opinion of Banc of America Securities, LLC referenced in Section 3.02(e), which fees, expenses and other amounts shall not be considered Expenses for purposes of this Agreement) and the Seller and Seller's Parent are solely responsible for all amounts due Bear, Stearns & Co. Inc., as a result thereof. Each of the Company, on the one hand, and the Seller and Seller's Parent, on the other hand, shall pay or discharge, and shall indemnify and hold harmless the other from and against, any and all claims or liabilities for any other brokerage commissions, fees or other like payments incurred by reason of any action taken by the other hereunder.

                  8.05 ENTIRE AGREEMENT AND AMENDMENT. This Agreement and the Registration Rights Agreement, together with all exhibits hereto, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein and in the Registration Rights Agreement. This Agreement supersedes all prior written or oral agreements or understandings between the parties with respect to its subject matter, other than the Registration Rights Agreement. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written amendment executed by the Company, the Seller and Seller's Parent.

                  8.06 ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assigned or delegated by either party hereto, and any attempted assignment or delegation shall be null and void. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the successors of each of the parties hereto.

                  8.07 WAIVER OF COMPLIANCE. Any failure of the Company, on the one hand, or the Seller or Seller's Parent, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Seller on behalf of the Seller Group or the Company, as the case may be, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  8.08 DESCRIPTIVE HEADINGS. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.09 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission (except for legal process), or mailed (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following addresses:

                  If to the Company:

                           American Medical Security Group, Inc.
                           3100 AMS Boulevard
                           P.O. Box 19032
                           Facsimile No.: (920) 661-1131
                           Attention:   Timothy J. Moore, Esquire

                  with copies to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036-6522
                           Facsimile No.: (917) 777-2322
                           Attention:   Paul T. Schnell, Esq.


                  If to the Seller:

                           Blue Cross & Blue Shield United of Wisconsin
                           401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                           Facsimile No.: (414) 226-2697
                           Attention:   Stephen E. Bablitch, Esquire

                  with a copy to:

                           Foley & Lardner
                           Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202-5367
                           Facsimile No.:  (414) 297-4900
                           Attention:   Joseph C. Branch, Esquire

                  If to the Seller's Parent:

                           Cobalt Corporation
                           401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                           Facsimile No.:  (414) 226-2697
                           Attention:   Stephen E. Bablitch, Esquire
                  with a copy to:

                           Foley & Lardner
                           Firstar Center
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202-5367
                           Facsimile No.:  (414) 297-4900
                           Attention:   Joseph C. Branch, Esquire

or to such other address as either party hereto may, from time to time, designate in a written notice given in the manner provided for herein.

                  8.10 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without regard to its rules regarding conflict of laws.

                  8.11 COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                  8.12 SPECIFIC PERFORMANCE. The Seller, the Seller's Parent and the Company each acknowledges and agrees that the other party would be irreparably injured by a breach of this Agreement by the other party or its representatives and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by either party in the event that this Agreement is breached. Therefore, each party agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the other party as a remedy for any such breach, without proof of actual damages, and each party further waives any requirement for the securities or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a party's breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the other party.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                           BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN


                           By: /s/ Stephen E. Bablitch
                               Name:   Stephen E. Bablitch
                               Title:   Sr. Vice President & General Counsel


                           COBALT CORPORATION


                           By: /s/ Gail L. Hanson
                               Name:   Gail L. Hanson
                               Title:   Sr. Vice President, Treasurer & CFO


                           AMERICAN MEDICAL SECURITY GROUP, INC.


                           By: /s/ Timothy J. Moore
                               Name:   Timothy J. Moore
                               Title: Sr. Vice President, General Counsel & Secretary

                                                                       EXHIBIT A

                            FORM OF WITHDRAWAL LETTER


                               [BCBSUW letterhead]


                                 March 19, 2002


Mr. Tim Moore, Secretary
American Medical Security Group, Inc.
3100 AMS Boulevard
Green Bay, WI 54313


Re: Withdrawal of Notice of Intent to Submit Nominations


Dear Tim:

                  Reference is made to the notice submitted to American Medical Security Group, Inc. (the "Company") by Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") on January 28, 2002, stating the intent of BCBSUW to nominate four persons for election to the Company's Board of Directors at the Company's next annual meeting of shareholders (the "Notice"). Please be advised that BCBSUW hereby irrevocably withdraws the Notice and thereby will not propose such nominees for election.


                                    BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN


                                    By:_________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT B





                          AMENDMENT TO RIGHTS AGREEMENT

                  AMENDMENT, dated as of ________, 2002, to Rights Agreement by and between American Medical Security Group, Inc., a Wisconsin corporation (the "Company"), and Firstar Bank, N.A., as Rights Agent, dated as of August 9, 2001, as amended (the "Rights Agreement").

                  WHEREAS, Firstar Bank, N.A. and the Company entered into a Termination Agreement, dated as of December 21, 2001, terminating the appointment of Firstar Bank, N.A. as Rights Agent under the Rights Agreement;

                  WHEREAS, LaSalle Bank National Association, a national banking association (the "Rights Agent"), and the Company entered into an Appointment and Assumption Agreement, dated as of December 17, 2001, appointing LaSalle Bank National Association as Rights Agent;

                  WHEREAS, the Company, Cobalt Corporation and Blue Cross & Blue Shield United of Wisconsin entered into a Stock Purchase Agreement, dated as of March 19, 2002 (the "Stock Purchase Agreement"), providing for this amendment to the Rights Agreement;

                  WHEREAS, the Company and the Rights Agent desire to formally amend the Rights Agreement, in accordance with Section 27 of the Rights Agreement, as contemplated by the Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:


1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby replaced by the following definition:

                  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become the Beneficial Owner (as such term is hereinafter defined) of such number of Common

                  Shares (the "Maximum Number") as is equal to _____% of the Common Shares of the Company then outstanding after the date hereof. Notwithstanding the foregoing, the term "Acquiring Person" shall not include (i) the Company; (ii) any Subsidiary (as such term is hereinafter defined) of the Company; (iii) any employee benefit plan or employee stock ownership plan of the Company or any Subsidiary of the Company; (iv) any entity holding Common Shares for or pursuant to the terms of any such plan; (v) BCBS and its Affiliates and Associates, provided that from time to time after the date hereof BCBS and its Affiliates and Associates do not increase the aggregate number of Common Shares over which such Persons have beneficial ownership as of any such time (other than Common Shares the beneficial ownership of which was acquired through (A) any dividend or distribution of any Common Shares or any Company securities convertible or exchangeable into Common Shares or any stock split or (B) any grants of Common Shares or any Company securities exercisable for Common Shares (or the exercise of any such securities for Common Shares) under any benefit plan of the Company generally available for directors of the Company), provided, however, that nothing in this clause (v) shall prohibit BCBS and its Affiliates and Associates from collectively owning less than the Maximum Number of the Common Shares of the Company then outstanding; or (vi) any Person who or which together with all Affiliates and Associates of such Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person to the Maximum Number or more of the Common Shares of the Company then outstanding, provided, however, that if a Person shall become the Beneficial Owner of the Maximum Number or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph
                  (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. For the avoidance of doubt, a Person who merely enters into an agreement to acquire, directly or indirectly, the stock of BCBS or Cobalt Corporation, shall not, by reason of that act alone, become an "Acquiring Person," provided that such Person does not, at the time of such agreement beneficially own any of the Company's Common Shares, or any Company securities convertible or exchangeable into, or exercisable for, Common Shares, in each case other than those Common Shares then beneficially owned by BCBS and Cobalt Corporation that are indirectly acquired by virtue of such acquisition of the stock of BCBS or Cobalt Corporation, and provided further that if, following such agreement to acquire, or acquisition of, the stock of BCBS or Cobalt Corporation, such Person increases the aggregate number of Common Shares, (or any Company securities convertible or exchangeable into, or exercisable for, Common Shares), over which such Person has beneficial ownership or otherwise becomes the Beneficial Owner of or beneficially owns other Common Shares (or any Company Securities convertible or exchangeable into, or exercisable for, Common Shares) (other than Common Shares the beneficial ownership of which was acquired through (x) any dividend or distribution of any Common Shares or any Company securities convertible or exchangeable into Common Shares or any stock split or (y) any grants of Common Shares or any Company securities exercisable for Common Shares (or the exercise of any such securities for Common Shares) under any benefit plan of the Company generally available for directors of the Company), then such Person shall be deemed an "Acquiring Person" for all purposes of this Agreement.

2. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

3. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

4. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed as of the day and year first above written.


ATTEST:                                    American Medical Security Group, Inc.


____________________________               By:_____________________________
Name:                                      Name:
Title:                                     Title:



ATTEST:                                    LaSalle Bank National Association
                                           Rights Agent


____________________________               By:_____________________________
Name:                                      Name:
Title:                                     Title:

                                                                     EXHIBIT C-1

                           FORM OF RESIGNATION LETTER


                                                                          [date]


To the Board of Directors of
American Medical Security Group Inc.


         I hereby resign as director of American Medical Security Group, Inc. (the "Company") effective upon the earliest to occur of (i) the date upon which Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") shall beneficially own less than twenty percent (20%) of the then issued and outstanding shares of common stock, no par value, of the Company and (ii) the date upon which the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to Section 4.06, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 of the Stock Purchase Agreement, dated as of March 19, 2002, by and among BCBSUW, Cobalt Corporation and the Company. For purposes hereof, "beneficially own" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.




                                                --------------------------------
                                                Thomas R. Hefty

                                                                     EXHIBIT C-2

                           FORM OF RESIGNATION LETTER


                                                                          [date]


To the Board of Directors of
American Medical Security Group Inc.


         I hereby resign as director of American Medical Security Group, Inc. (the "Company") effective upon the earliest to occur of (i) the date upon which Blue Cross & Blue Shield United of Wisconsin ("BCBSUW") shall beneficially own less than ten percent (10%) of the then issued and outstanding shares of common stock, no par value, of the Company and (ii) the date upon which the Seller Group shall deliver written notice to the Company that it is exercising its right, pursuant to Section 4.06, to terminate the covenants and agreements set forth in Sections 4.01 and 4.02 of the Stock Purchase Agreement, dated as of March 19, 2002, by and among BCBSUW, Cobalt Corporation and the Company. For purposes hereof, "beneficially own" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.




                                                --------------------------------
                                                Kenneth L. Evason